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                                                                       EXHIBIT 5


                         REINHART, BOERNER, VAN DEUREN,
                            NORRIS & RIESELBACH, s.c.
                             1000 North Water Street
                               Milwaukee, WI 53202

                                 August 26, 1999


Murdock Communications Corporation
1112 29th Avenue S.W.
Cedar Rapids, IA  52404

Gentlemen:                             Re:   Registration Statement on Form SB-2

         We have acted as counsel for Murdock Communications Corporation, an Iowa corporation (the "Company"), in connection with up to 250,000 shares of Common Stock to be sold by a selling shareholder, which shares are issuable upon exercise of outstanding warrants (the "Warrants").

         In such capacity, we have examined, among other documents, the Amended and Restated Articles of Incorporation of the Company, as amended, a certificate of good standing issued by the Secretary of State of the State of Iowa and the Registration Statement on Form SB-2 (File No. 333-83425) filed by the Company with the Securities and Exchange Commission (the "Commission") on July 21, 1999, as amended by Pre-Effective Amendment No. 1 to the Registration Statement, to be filed by the Company with the Commission on the date hereof or shortly hereafter. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Warrants and the shares of Common Stock to be offered by the selling shareholder upon exercise of the Warrants have been legally and validly authorized under the Company's Amended and Restated Articles of Incorporation, as amended, and the laws of the State of Iowa, and such shares, when issued in accordance with the description set forth in the Registration Statement and the terms of the Warrants, will be legally and validly issued and fully-paid and nonassessable.






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Murdock Communications Corporation
August 26, 1999
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         We hereby consent to the use of our name beneath the caption "Legal
Matters" in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are "experts" within the meaning of section 11 of the Act or within the category of persons whose consent is required by section 7 of the Act.

                                            Yours very truly,


                                            REINHART, BOERNER, VAN DEUREN,
                                              NORRIS & RIESELBACH, s.c.

                                            BY       /s/ Albert S. Orr

                                                         Albert S. Orr